Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated April 10, 2025, with respect to the consolidated financial statements of ATA Creativity Global, incorporated herein by reference.

/s/ Audit Alliance LLP

Audit Alliance LLP

Singapore

April 22, 2025